U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 22, 2000


                            VIDEOLOCITY INTERNATIONAL, INC.
                 (Exact Name of Registrant as Specified in its Charter)

           Nevada                       33-2310-D              87-0429154
(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
     of Incorporation)                                     Identification  No.)

     1762-A Prospector Drive
         Park City, Utah                                   84060
 (Address of Principal Executive                         (Zip Code)
             Offices)

                                 (801) 230-0839
              (Registrant's telephone number, including area code)

               136 Heber Avenue, Suite 209, Park City, Utah 84060
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2. Acquisition or Disposition of Assets

On December 22, 2000, Videolocity International, Inc. ("Videolocity") acquired 5th Digit Technologies, LLC ("5th Digit") pursuant to an Agreement (the "Agreement") dated as of December 20, 2000.

5th Digit, a development stage company, has developed a "Video-On-Demand" system that permits a viewer in a closed system to select movies from an extensive library of titles and view "Video-On-Demand" on a monitor or television screen. The "5th Digit System" plays movies through a proprietary, multi-functional set-top box in near-DVD quality, in real-time, full-screen, and full-motion. Movies are encoded and encrypted through proprietary processes to limit viewing to the person renting a movie, preventing unauthorized reproduction or rebroadcast of the movies ordered.

Videolocity acquired 5th Digit as a wholly owned subsidiary by issuing 950,000 shares of Videolocity's newly authorized Series A Voting Preferred Stock to the owners of 5th Digit in exchange for their interests in 5th Digit. At the closing of the acquisition, 5th Digit had liabilities in the amount of $200,000, consisting of a loan from Videolocity and a consulting contract with its managing member, which calls for a $100,000 payment on or before March 1, 2001. 5th Digit is also subject to ongoing obligations under employment agreements with three of its former owners. At the closing, Fifth Digit had no significant assets other than its intellectual property, prototypes, and miscellaneous items of equipment. The foregoing summary of the transaction is qualified in its entirety by reference to the Agreement, a copy of which is being filed as an exhibit to this report.

Prior to closing of the transaction, Videolocity filed a Designation of Rights, Preferences, and Privileges for the Series A Voting Preferred Stock with the Nevada Secretary of State designating 950,000 shares of Videolocity's authorized preferred stock as Series A Voting Preferred Stock. The Series A Voting Preferred Stock: is entitled to one vote per share with the Common Stock on all matters submitted to Videolocity's shareholders; participates with the Common Stock on all dividends; is callable by Videolocity at a price of $5.00 per share through January 31, 2002, subject to prior conversion by the holders; is redeemable by Videolocity at the request of the holders at a price of $5.00 per share during the period from January 2, 2002 through January 31, 2002; is convertible at any time at the option of the holders into Videolocity Common Stock on a share-for-share basis, and will automatically be converted to Common Stock on February 1, 2002; and is entitled to a liquidation preference of $5.00 per share. The foregoing summary is qualified in its entirety by reference to the Designation of Rights, Privileges, and Preferences of Series A Voting Preferred Stock, a copy of which is being filed as an exhibit to this report.

Forward-Looking Statements

This release contains "forward-looking" statements including statements that describe the proposed operation of Fifth Digit's video-on-demand systems and statements with respect to future strategic plans, goals or objectives. Any forward-looking statements, including those regarding Videolocity's or its management's current beliefs, expectations, anticipations, estimations, projections, proposals, plans or intentions, are not guarantees of future performance or results and involve risks and uncertainties, such as those discussed in Videolocity's report on Form 10-KSB for the year ended October 31, 2000. The forward-looking statements are based on present circumstances and on Videolocity's predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Any forward-looking statements are made only as of the date of this report and Videolocity assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.

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

ITEM 5.  Other Events

As reported in the Company's 2000 Form 10-KSB, in September 2000, Videolocity, Inc. (formerly named Moviesonline, Inc.), a wholly-owned subsidiary of Videolocity International, filed an action in the Third District Court for the District of Utah against iStreamTV, Inc. ("iStream") of New York, New York. On December 17, 2000, Videolocity, Inc. amended the complaint to add an additional cause of action alleging common law fraud resulting from the misrepresentations made by iStream and its representatives, which seeks compensatory damages of not less than $10.2 million. To date, the defendants have filed no response to the Utah action. However, on January 2, 2000, Videolocity, Inc. learned that its registered agent had been served with a complaint filed in the Supreme Court of the State of New York, County of New York, captioned iStreamTV, Inc. v. Moviesonline, Inc. et al., which includes 5th Digit and its former owners as defendants. The complaint sets forth claims against the individuals for breaches of fiduciary and other duties to iStream, misappropriation of information and equipment, and interference with iStream's corporate opportunities. The corporate defendants are alleged to have aided and abetted such acts and to have tortiously interfered with iStream's employment relationships with its employees. The complaint seeks injunctive relief requiring assignment to iStream of intellectual property rights to certain products, enjoining the individual defendants from further disclosing the proprietary information and trade secrets of iStream and interfering with its business opportunities, and seeks compensatory damages of not less than $1 million against the individual defendants and each of the corporate defendants, and punitive damages of not less than $2 million against one individual defendant and the corporate defendants. Videolocity, Inc. and 5th Digit believe the action to be without merit and further believe it should be dismissed due to the prior jurisdiction of the Utah court. Videolocity and 5th Digit intend to vigorously pursue their claims against iStream, and to vigorously defend and attempt to have dismissed the New York action.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial statements of businesses acquired.

(b)      Pro forma financial information.

         The following financial statements and pro forma financial information will be included in an amendment to this report to be filed as soon as practicable, but not later than sixty days after the due date for this report on Form 8-K:

Exhibit
No.                  Title of Document                              Location

1.1         Audited Financial Statements of 5th Digit               To be
            Technologies, LLC                                       Filed by
                                                                    Amend.

1.2         Unaudited Pro Forma Combined Financial Statements       To be
            of Videolocity International, Inc. and 5th Digit        Filed by
            Technologies, LLC                                       Amend.

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

(c)      Exhibits.

         The following documents are included as exhibits to this report:

Exhibit    SEC Ref.
No.        No.        Title of Document                                Location
--------   ------     -----------------                                --------

2.1          2        Agreement between Videolocity International,       This
                      Inc. and Fifth Digit Technologies, Inc. dated      Filing
                      as of December 20, 2000*

3.1          3        Designation of Rights, Preferences and             This
                      Privileges for the Series A Voting Preferred       Filing
                      Stock of Videolocity International, Inc.

*The exhibits to the Agreement are not included in the foregoing exhibits. The Registrant undertakes to furnish supplementally to the Commission copies of any omitted items on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Videolocity International, Inc.



Dated: January 4, 2001                        By /s/ Jerry E. Romney, Jr.
                                                -------------------------
                                                Jerry E. Romney, Jr.
                                                President

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